Exhibit 4.25

RESERVE CAPITAL MANAGEMENT

77 WATER STREET, NEW YORK, NY 10005
Ph. (516) 231-2983 Email: funding@reserveadvance.com

SECURED MERCHANT AGREEMENT

This Agreement, dated, 07/06/2020 is between RESERVE CAPITAL MANAGEMENT ("RCM") and the merchant listed below (the "Merchant"):

Business Legal Name:	Paradigm Convergence Technologies Corporation		
D/B/A:	Paradigm Convergence Technologies Corporation		
Type of Entity	Partnership	EIN #:	45-5442199
Physical Address:	4235 Commerce Street, Little River, SC 29566		
Mail Address:	2110 Adams Circle, Little River,SC,29566		

PURCHASED AND SALE OF FUTURE RECEIVABLES

Merchant hereby sells, assigns and transfers to RCM (making RCM the absolute owner) in consideration of the funds provided ("Purchase Price") specified below, the Specified Percentage (defined below) of Merchant's future accounts, contract rights and other obligations arising from or relating to the payment of monies from Merchant's customers' and/or other third party payers (the "Receipts") defined as all payments made by cash, check, credit or debit card, electronic transfer or other form of monetary payment in the ordinary course of the merchant's business), for the payment of Merchant's sale of goods or services until the amount specified below (the "Purchased Amount") has been delivered by Merchant to RCM.

The Purchased Amount shall be paid to RCM by Merchant's irrevocably authorizing only ONE depositing account acceptable to RCM (the "Account") to remit the percentage specified below (the "Specified Percentage") of the Merchant's settlement amounts due from each transaction, until such time as RCM receives payment in full of the Purchased Amount. Merchant hereby authorizes RCM to ACH Debit the specified remittances from the merchant's bank account on a daily basis and will provide RCM with all required access codes, and monthly bank statements. Merchant understands that it is responsible for ensuring that the specified percentage to be debited by RCM remains in the account and will be held responsible for any fees incurred by RCM resulting from a rejected ACH attempt or an event of default. (See Appendix A). RCM is not responsible for any overdrafts or rejected transactions that may result from RCM's ACH debiting the specified amounts under the terms of this agreement. RCM may, upon Merchant's request, adjust the amount of any payment due under this Agreement at RCM's sole discretion and as it deems appropriate. Notwithstanding anything to the contrary in this Agreement or any other agreement between RCM and Merchant, upon the violation of any provision contained the MERCHANT AGREEMENT TERMS AND CONDITIONS or the occurrence of an Event of Default under the MERCHANT AGREEMENT TERMS AND CONDITIONS, the Specified Percentage shall equal 100%. A list of all fees applicable under this agreement is annexed hereto in Appendix A.

PURCHASED PRICE:	SPECIFIED PERCENTAGE:	SPECIFIC AMOUNT:	PURCHASED AMOUNT:
$80,000.00	23%	$7,450.00	$119,200.00

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE "MERCHANT SECURITY AGREEMENT" AND "ADMINISTRATIVE FORM" HEREOF ARE HEREBY INCORPORATED HEREIN AND MADE A PART OF THIS MERCHANT AGREEMENT

FOR THE MERCHANT # 1
By: DocuSigned by: Gary Grieco
E75524B7A032478...
Name: Gary Grieco
Title: CEO
SSN: 093327928

OWNER / GUARANTOR # 1
By: DocuSigned by: Gary Grieco
E75524B7A032478...
Name: Gary Grieco
Title: CEO

FOR THE MERCHANT # 2
By:
Name:
Title:
SSN:

OWNER / GUARANTOR # 2
By:
Name:
Title:

To the extent set forth herein, each of the parties is obligated upon his, her or its execution of the Agreement to all terms of the Agreement, including the Additional Terms set forth below. Each of above-signed Merchant and Owner(s) represents that he or she is authorized to sign this Agreement for Merchant, legally binding said Merchant to pay this obligation and that the information provided herein and in all of RCM documents, forms and recorded interviews is true, accurate and complete in all respects. If any such information is false or misleading, Merchant shall be deemed in material breach of all agreements between Merchant and RCM, and RCM shall be entitled to all remedies available under law. RCM may produce a monthly statement reflecting the delivery of the Specified Percentage of Receivables from Merchant via Processor and/or Operator to RCM. An investigative report may be made in connection with the Agreement. Merchant and each of the above-signed Owners authorizes RCM, its agents and representatives and any credit-reporting agency engaged by RCM, to (i) investigate any references given or any other statements or data obtained from or about Merchant or any of its Owners for the purpose of this Agreement, and (ii) pull credit report at any time now or for so long as Merchant and/or Owners(s) continue to have any obligation owed to RCM as a consequence of this Agreement or for RCM's ability to determine Merchant's eligibility to enter into any future agreement with Company.

ANY MISREPRESENTATION MADE BY MERCHANT OR OWNER IN CONNECTION WITH THIS AGREEMENT MAY CONSTITUTE A SEPARATE CAUSE OF ACTION FOR FRAUD OR INTENTIONAL MISREPRESENTATION.

MERCHANT AGREEMENT TERMS AND CONDITIONS

I. TERMS OF ENROLLMENT IN PROGRAM

1.1 Merchant Deposit Agreement. Merchant shall execute an agreement (the "Merchant Deposit Agreement") acceptable to RCM, and appoint a Bank acceptable to RCM, to obtain electronic fund transfer services and/or "ACH" payments. Merchant shall provide RCM and/or its authorized agent with all of the information, authorizations and passwords necessary to verify Merchant's receivables, receipts and deposits into the account. Merchant shall authorize RCM and/or its agent to deduct the amounts owed to RCM for the Receipts as specified herein from settlement amounts which would otherwise be due to Merchant from electronic check transactions and to pay such amounts to RCM by permitting RCM to withdraw the specified percentages by ACH debiting of the account. The authorization shall be irrevocable absent RCM's written consent.

1.2 Future Purchases. RCM reserves the right to rescind the offer to make any purchase payments hereunder, in its sole discretion.

1.3 Term of Agreement. This Agreement shall remain in full force and effect until the entire Purchased Amount and any other amounts due are received by RCM as per the terms of this Agreement.

1.4 Adjustments to the Specific Amount. The Specific Amount is intended to represent the Specified Percentage of Merchant's Receipts each calendar month. At any time, RCM may adjust the Specific Amount so that the amount received by RCM in the future more closely represents the Specified Percentage. Also, once each calendar month Merchant may request that RCM reconcile Merchant's actual receipts and adjust the Specific Amount so that the amount received by RCM in the future more closely represents the Specified Percentage. Upon receipt of a written reconciliation request from Merchant, RCM may request any and all information from Merchant that RCM, in its sole judgment, believes is necessary to accurately reconcile the amount RCM has received from Merchant with the actual Specified Percentage. RCM shall not be required to adjust the Specific Amount until such time as it has received all such requested information.

1.5 Financial Condition. Merchant and Guarantor(s) authorize RCM and its agents to investigate their financial responsibility and history, and will provide to RCM any bank or financial statements, tax returns, etc., as RCM deems necessary prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed as acceptable for release of financial information. RCM is authorized to update such information and financial profiles from time to time as it deems appropriate.

1.6 Transactional History. Merchant authorizes their bank to provide RCM with Merchant's banking and/or credit-card processing history to determine qualification or continuation in this program.

1.7 Indemnification. Merchant and Guarantor(s) jointly and severally indemnify and hold harmless Processor, its officers, directors and shareholders against all losses, damages, claims, liabilities and expenses (including reasonable attorney's fees) incurred by Processor resulting from (a) claims asserted by RCM for monies owed to RCM from Merchant and (b) actions taken by Processor in reliance upon information or instructions provided by RCM.

1.8 No Liability. In no event will RCM be liable for any claims asserted by Merchant under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or con sequential damages, each of which is waived by Merchant and Guarantor(s).

1.9 Reliance on Terms. Section 1.1, 1.7, 1.8 and 2.5 of this Agreement are agreed to for the benefit of Merchant, RCM and Processor, and notwithstanding the fact that Processor is not a party of this Agreement, Processor may rely upon their terms and raise them as a defense in any action.

1.10 Sale of Receipts. Merchant and RCM agree that the Purchase Price under this Agreement is in exchange for the Purchased Amount and that such Purchase Price is not intended to be, nor shall it be construed as a loan from RCM to Merchant. Merchant agrees that the Purchase Price is in exchange for the Receipts pursuant to this Agreement equals the fair market value of such Receipts. RCM has purchased and shall own all the Receipts described in this Agreement up to the full Purchased Amount as the Receipts are created. Payments made to RCM in respect to the full amount of the Receipts shall be conditioned upon Merchant's sale of products and services and the payment therefore by Merchant's customers in the manner provided in Section 1.1. In no event shall the aggregate of all amounts be deemed as interest hereunder and charged or collected hereunder exceed the highest rate permissible at law. In the event that a court determines that RCM has charged or received interest hereunder in excess of the highest rate allowed by law, then the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and RCM shall promptly refund to Merchant any interest received by RCM in excess of the maximum lawful rate, it being intended that Merchant not pay or contract to pay, and that RCM not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Merchant under applicable law.

1.11 Power of Attorney. Merchant irrevocably appoints RCM as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to RCM from Processor, or in the case of a violation by Merchant of Section 1.12 or the occurrence of an Event of Default under Section 4 hereof, from Merchant, under this Agreement, including without limitation (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Collateral; (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Merchant's name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to RCM; and (v) to file any claims or take any action or institute any proceeding which RCM may deem necessary for the collection of any of the unpaid Purchased Amount from the Collateral, or otherwise to enforce its rights with respect to payment of the Purchased Amount.

1.12 Protections against Default. The following Protections 1 through 8 may be invoked by RCM, immediately and without notice to Merchant in the event: (a) Merchant takes any action to discourage the use of electronic check processing that are settled through Processor, or permits any event to occur that could have an adverse effect on the use, acceptance, or authorization of checks for the purchase of Merchant's services and products including but not limited to direct deposit of any checks into a bank account without scanning into the RCM electronic check processor; (b) Merchant changes its arrangements with Processor in any way that is adverse to RCM; (c) Merchant changes the electronic check processor through which the Receipts are settled from Process or to another electronic check processor, or permits any event to occur that could cause diversion of any of Merchant's check transactions to another processor; (d) Merchant interrupts the operation of this business (other than adverse weather, natural disasters or acts of God) transfers, moves, sells, disposes, transfers or otherwise conveys its business or assets without (i) the express prior written consent of RCM, and (ii) the written agreement of any purchaser or transferee to the assumption of all of Merchant's obligations under this Agreement pursuant to documentation satisfactory to RCM; or (e) Merchant takes any action, fails to take any action, or offers any incentive-economic or otherwise-the result of which will be to induce any customer or customers to pay for Merchant's services with any means other than checks that are settled through Processor. These protections are in addition to any other remedies available to RCM at law, in equity or otherwise pursuant to this Agreement.

Protection 1: The full uncollected Purchase Amount plus all fees due under this Agreement and the attached Security Agreement become due and payable in full immediately.

Protection 2. RCM may enforce the provisions of the Personal Guarantee of Performance against the Guarantor(s).

Protection 3. Merchant shall, upon execution of this Agreement, deliver to RCM an executed confession of judgment in favor of RCM in the amount of the Purchase Amount stated in the Agreement. Upon breach of any provision in this paragraph 1.11, RCM may enter that confession of judgment as a judgment with the Clerk of the Court and execute thereon.

Protection 4. RCM may enforce its security interest in the Collateral identified in the Security Agreement herein.

Protection 5. RCM may proceed to protect and enforce its rights and remedies by lawsuit. In any such lawsuit, in which RCM shall recover judgment against Merchant, Merchant shall be liable for all of RCM's costs of lawsuit, including but not limited to all reasonable attorneys' fees and court costs.

Protection 6. Merchant shall, upon execution of this Agreement, deliver to RCM an executed assignment of lease of Merchant's premises in favor of RCM. Upon breach of any provision in this paragraph 1.12, RCM may exercise its rights under such assignment of lease.

Protection 7. RCM may debit Merchant's depository accounts wherever situated by means of ACH debit or facsimile signature on a computer-generated check drawn on Merchant's bank account or otherwise, in an amount consistent with the Specified Percentage.

Protection 8. RCM shall have the right, without waiving any of its rights and remedies and without notice to Merchant and/or Guarantor(s), to notify Merchant's credit card processor of the sale of Receipts hereunder and to direct such credit card processor to make payment to RCM of all or any portion of the amounts received by such credit card processor on behalf of Merchant. Merchant hereby grants to RCM an irrevocable power - of-attorney, which power-of-attorney shall be coupled with an

Owner 1 Initials: DS GG

Owner 2 Initials:

interest, and hereby appoints RCM or any of RCM's representatives as Merchant's attorney-in -fact, to take any and all action necessary to direct such new or additional credit card processor to make payment to RCM as contemplated by this Section.

1.13 Protection of Information. Merchant and each person signing this Agreement on behalf of Merchant and/or as Owner, in respect of himself or herself personally, authorizes RCM to disclose information concerning Merchant's and each Owner's and/or Guarantor(s)'s credit standing and business conduct only, to agents, affiliates, subsidiaries, and credit reporting bureaus. Merchant, Guarantor(s) and Owner(s) hereby waives to the maximum extent permitted by law any claim for damages against RCM or any of its affiliates relating to any (i) investigation undertaken by or on behalf of RCM as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement.

1.14 Confidentiality. Merchant understands and agrees that the terms and conditions of the products and services offered by RCM, including this Agreement and any other RCM documentation s (collectively, "Confidential Information") are proprietary and confidential information of RCM. Accordingly, unless disclosure is required by law or court order, Merchant shall not disclose Confidential Information of RCM to any person other than an attorney, accountant, financial advisor or employee of Merchant who needs to know such information for the purpose of advising Merchant ("Advisor"), provided such Advisor uses such information solely for the purpose of advising Merchant and first agrees in writing to be bound by the terms of this Section 1.13.

1.15 D/B/As. Merchant hereby acknowledges and agrees that RCM may be using "doing business as" or "d/b/a" names in connection with various matters relating to the transaction between RCM and Merchant, including the filing of UCC-1 financing statements and other notices or filings.

II.REPRESENTATIONS, WARRANTIES AND COVENANTS

Merchant represents warrants and covenants that as of this date and during the term of this Agreement:

2.1 Financial Condition and Financial Information. Its bank and financial statements, copies of which have been furnished to RCM, and future statements which will be furnished hereafter at the discretion of RCM, fairly represent the financial condition of Merchant at such dates, and since those dates there has been no material adverse changes, financial or otherwise, in such condition, operation or ownership of Merchant. Merchant has a continuing, affirmative obligation to advise RCM of any material adverse change in its financial condition, operation or ownership. RCM may request statements at any time during the performance of this Agreement and the Merchant shall provide them to RCM within 5 business days. Merchant's failure to do so is a material breach of this Agreement.

2.2 Governmental Approvals. Merchant is in compliance and shall comply with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged.

2.3 Authorization. Merchant, and the person(s) signing this Agreement on behalf of Merchant, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

2.4 Insurance. Merchant will maintain business-interruption insurance naming RCM as loss payee and additional insured in amounts and against risks as are satisfactory to RCM and shall provide RCM proof of such insurance upon request.

2.5 Electronic Check Processing Agreement. Merchant will not change its processor, add terminals, change its financial institution or bank account(s) or take any other action that could have any adverse effect upon Merchant's obligations under this Agreement, without RCM's prior written consent. Any such change shall be a material breach of this Agreement.

2.6 Change of Name or Location. Merchant will not conduct Merchant's businesses under any name other than as disclosed to the Processor and RCM or change any of its places of business.

2.7 Estoppel Certificate. Merchant will at any time, and from time to time, upon at least one (1) day's prior notice from RCM to Merchant, execute, acknowledge and deliver to RCM and/or to any other person, person firm or corporation specified by RCM, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Purchased Amount or any portion thereof has been paid.

2.8 Working Capital Funding. Merchant shall not further encumber the Receipts without (i) the written consent of RCM, and (ii) the written agreement of any purchaser or transferee to the assumption of all of Merchant's obligations under this Agreement pursuant to documentation satisfactory to RCM; or (e) Merchant takes any action, fails to take any action, or offers any incentive-economic or otherwise-the result of which will be to induce any customer or customers to pay for Merchant's services with any means other than checks that are settled through Processor. These protections are in addition to any other remedies available to RCM at law, in equity or otherwise pursuant to this Agreement.

Protection 1: The full uncollected Purchase Amount plus all fees due under this Agreement and the attached Security Agreement become due and payable in full immediately.

Protection 2. RCM may enforce the provisions of the Personal Guarantee of Performance against the Guarantor(s).

Protection 3. Merchant shall, upon whether in the form of a purchase of, a loan against, collateral against or the sale or purchase of credits against, Receipts or future check sales, with any party other than RCM.

2.9 Unencumbered Receipts. Merchant has good, complete and marketable title to all Receipts, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with the transactions contemplated with, or adverse to the interests of RCM.

2.10 Business Purpose. Merchant is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes.

2.11 Defaults under Other Contracts. Merchant's execution of and/or performance under this Agreement, will not cause or create an event of default by Merchant under any contract with another person or entity.

III.EVENTS OF DEFAULT AND REMEDIES

3.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder: (a) Merchant shall violate any term or covenant in this Agreement; (b) Any representation or warranty by Merchant in this Agreement shall prove to have been incorrect, false or misleading in any material respect when made; (c) the sending of notice of termination by Guarantor(s) prior to the Purchased Amount being paid to RCM; (d) Merchant shall willfully, transport, move, interrupt, suspend, dissolve or terminate its business for the purpose of withholding RCM's Purchased Receivables; (e) Merchant shall transfer or sell all or substantially all of its assets; (f) Merchant shall make or send notice of any intended bulk sale or transfer by Merchant; (g) Merchant shall use multiple depository accounts without the prior written consent of RCM; (h) Merchant shall change its depositing account without the prior written consent of RCM; (i) Merchant shall perform any act that reduces the value of any Collateral granted under this Agreement; (j) the attempted ACH debit of the Specific Daily Amount is rejected two times during the term of this Agreement and Merchant does not contact RCM in advance of the ACH debit being rejected; (k) Merchant shall block any ACH debit of the Specific Daily Amount or close its bank account; (l) Merchant shall default under any of the terms, covenants and conditions of any other agreement with RCM; or (m) Merchant shall fail to deposit its Receipts into the Account.

3.2 Remedies. If any Event of Default occurs and is not waived pursuant to Section 4.4 hereof, RCM may proceed to protect and enforce its rights or remedies by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Merchant's obligations hereunder (including the Personal Guarantee) or any other legal or equitable right or remedy. All rights, powers and remedies of RCM in connection with this Agreement may be exercised at any time by RCM after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

3.3 Costs. Merchant shall pay to RCM all reasonable costs associated with (a) a breach by Merchant of the Covenants in this Agreement and the enforcement thereof, and (b) the enforcement of RCM's remedies set forth herein, including but not limited to court costs and attorneys' fees.3.4 Required Notifications. Merchant is required to give RCM written notice within 24 hours of any filing under Title 11 of the United States Code. Merchant is required to give RCM seven (7) days' written notice prior to the closing of any sale of all or substantially all of the Merchant's assets or stock.

Owner 1 Initials: DS GG

Owner 2 Initials:

IV.MISCELLANEOUS

4.1 Modifications; Agreements. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both parties.

4.2 Assignment. RCM may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part without prior notice to the Merchant.

4.3 Notices. All notices, requests, consent, demands and other communications hereunder shall be delivered by certified mail, return receipt requested, to the respective parties to this Agreement at the addresses set forth in this Agreement and shall become effective only upon receipt.

4.4 Waiver Remedies. No failure on the part of RCM to exercise, and no delay in exercising, any right under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

4.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that Merchant shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of RCM which consent may be withheld in RCM's sole discretion.

4.6 Governing Law, Venue and Jurisdiction. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of New York, without regards to any applicable principles of conflicts of law. If there is any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, then such litigation shall only be instituted in any court sitting in New York State (the "Acceptable Forums"). The parties agree that the Acceptable Forums are convenient, and submit to the jurisdiction of the Acceptable Forums and waive any and all objections to jurisdiction or venue. Should a proceeding be initiated in any other forum, the parties waive any right to oppose any motion or application made by either party to transfer such proceeding to an Acceptable Forum.

4.7 Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

4.8 Severability. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

4.9 Interpretation. If per the relevant religious laws this Agreement were to be deemed anything other than a true purchase of receivables and thus requires a *Heter Iska Klali*, this Agreement should be governed by the *Heter Iska Klali* executed by the Principals of Reserve Capital Management, that shall be available upon request.

4.10 Entire Agreement. Any provision hereof prohibited by law shall be ineffective only to the extent of such prohibition without invalidating the remaining provisions hereof. This Agreement and Security Agreement hereto embody the entire agreement between Merchant and RCM and supersede all prior agreements and understandings relating to the subject matter hereof.

4.11 JURY TRIAL WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT HEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

4.12 CLASS ACTION WAIVER. THE PARTIES HERETO WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY, AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS' FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

4.13 SERVICE OF PROCESS. IN ADDITION TO THE METHODS OF SERVICE ALLOWED BY THE NEW YORK STATE CIVIL PRACTICE LAW & RULES ("CPLR"), MERCHANT HEREBY CONSENTS TO SERVICE OF PROCESS UPON IT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. SERVICE HEREUNDER SHALL BE COMPLETE UPON MERCHANT'S ACTUAL RECEIPT OF PROCESS OR UPON RCM'S RECEIPT OF THE RETURN THEREOF BY THE UNITED STATES POSTAL SERVICE AS REFUSED OR UNDELIVERABLE. MERCHANT MUST PROMPTLY NOTIFY RCM, IN WRITING, OF EACH AND EVERY CHANGE OF ADDRESS TO WHICH SERVICE OF PROCESS CAN BE MADE. SERVICE BY RCM TO THE LAST KNOWN ADDRESS SHALL BE SUFFICIENT. MERCHANT WILL HAVE THIRTY (30) CALENDAR DAYS AFTER SERVICE HEREUNDER IS COMPLETE IN WHICH TO RESPOND. FURTHERMORE, MERCHANT EXPRESSLY CONSENTS THAT ANY AND ALL NOTICE(S), DEMAND(S), REQUEST(S) OR OTHER COMMUNICATION(S) UNDER AND PURSUANT TO THIS MERCHANT AGREEMENT SHALL BE DELIVERED IN ACCORDANCE WITH THE PROVISIONS OF THIS MERCHANT AGREEMENT.

4.14 Facsimile Acceptance. Facsimile signatures and/or via Portable Digital Format (PDF) shall be deemed acceptable for all purposes.

Owner 1 Initials: DS GG

Owner 2 Initials:

SECURITY AGREEMENT AND GUARANTY

Business Legal Name:	Paradigm Convergence Technologies Corporation		
D/B/A:	Paradigm Convergence Technologies Corporation		
Type of Entity	Partnership	EIN #:	45-5442199
Physical Address:	4235 Commerce Street, Little River, SC 29566		
Mail Address:	2110 Adams Circle, Little River,SC,29566		

I.SECURITY AGREEMENT

Security Interest. To secure Merchant's payment and performance obligations to RCM under the Merchant Agreement, Merchant hereby grants to RCM a security interest in all assets now owned, or hereafter acquired, including without limitation: (a) all accounts, including without limitation, all deposit accounts, accounts receivable, and other receivables, chattel paper, documents, equipment, general intangibles, instruments, and inventory, as those terms are defined by Article 9 of the Uniform Commercial Code (the "UCC"), now or hereafter owned or acquired by Merchant; and (b) all proceeds, as that term is defined by Article 9 of the UCC ("a" and "b" collectively, the "Collateral").

Cross-Collateral. To secure Merchant's and Guarantor's performance of their obligations to RCM under this Security Agreement and Guaranty (the "Agreement"), Merchant and/or Guarantor hereby grants RCM an additional security interest in: (the "Additional Collateral"). Guarantor(s) understands that RCM will have a security interest in the aforesaid Additional Collateral upon execution of this Agreement. Merchant and Guarantor each acknowledge and agree that any security interest granted to RCM under any other agreement between Merchant or Guarantor and RCM (the "Cross-Collateral") will secure the obligations hereunder and under the Merchant Agreement. Merchant and Guarantor each agrees to execute any documents or take any action in connection with this Agreement as RCM deems necessary to perfect or maintain RCM's first priority security interest in the Collateral, the Additional Collateral and the Cross Collateral, including the execution of any account control agreements. Merchant and Guarantor each hereby authorizes RCM to file any financing statements deemed necessary by RCM to perfect or maintain RCM's security interest, which financing statement may contain notification that Merchant and Guarantor have granted a negative pledge to RCM with respect to the Collateral, the Additional Collateral and the Cross-Collateral, and that any subsequent lien or may be tortiously interfering with RCM's rights. Merchant and Guarantor shall be liable for and RCM may charge and collect all costs and expenses, including but not limited to attorney's fees, which may be incurred by RCM in protecting, preserving and enforcing RCM's security interest and rights. Merchant further acknowledges that RCM may use another legal name and/or D/B/A when designating the Secured Party, when RCM files the above-referenced financing statement(s).

Negative Pledge. Merchant and Guarantor(s) each agrees not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral, the Additional Collateral or the Cross-Collateral, as applicable.

Consent to Enter Premises and Assign Lease. RCM shall have the right to cure Merchant's default in the payment of rent on the following terms. In the event Merchant is served with papers in an action against Merchant for nonpayment of rent or for summary eviction, RCM may execute its rights and remedies under the Assignment of Lease. Merchant also agrees that RCM may enter into an agreement with Merchant's landlord giving RCM the right: (a) to enter Merchant's premises and to take possession of the fixtures and equipment therein for the purpose of protecting and preserving same; and (b) to assign Merchant's lease to another qualified Merchant capable of operating a business comparable to Merchant's at such premises.

Remedies. Upon any Event of Default, RCM may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce, or satisfy any obligations then owing, whether by acceleration or otherwise.

II.GUARANTY

Personal Guaranty of Performance. The undersigned Guarantor(s) hereby guarantees to RCM, Merchant's performance of all of the representations, warranties, covenants made by Merchant in this Agreement and the Merchant Agreement, as each agreement may be renewed, amended, extended or otherwise modified (the "Guaranteed Obligations"). Guarantor's obligations are due (i) at the time of any breach by Merchant of any representation, warranty, or covenant made by Merchant in this Agreement and the Merchant Agreement, and (ii) at the time Merchant admits its inability to pay its debts, or makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Merchant seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts.

Guarantor Waivers. In the event that Merchant fails to deliver the receivables purchased hereunder or perform any obligation when due under the Merchant Agreement, RCM may enforce its rights under this Agreement without first seeking to obtain payment from Merchant, any other guarantor, or any Collateral, Additional Collateral or Cross- Collateral RCM may hold pursuant to this Agreement or any other guaranty. RCM does not have to notify Guarantor of any of the following events and Guarantor will not be released from its obligations under this Agreement if it is not notified of: (i) Merchant's failure to timely perform any obligation under the Merchant Agreement; (ii) any adverse change in Merchant's financial condition or business; (iii) any sale or other disposition of any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; (iv) RCM's acceptance of this Agreement ; and (v) any renewal, extension or other modification of the Merchant Agreement or Merchant's other obligations to RCM. In addition, RCM may take any of the following actions without releasing Guarantor from any of its obligations under this Agreement : (i) renew, extend or otherwise modify the Merchant Agreement or Merchant's other obligations to RCM; (ii) release Merchant from its obligations to RCM; (iii) sell, release, impair, waive or otherwise fail to realize upon any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; and(iv) foreclose on any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations in a manner that impairs or precludes the right of Guarantor to obtain reimbursement for payment under this Agreement. Until the Merchant Amount plus any accrued but unpaid interest and Merchant's other obligations to RCM under the Merchant Agreement and this Agreement are satisfied in full, Guarantor shall not seek reimbursement from Merchant or any other guarantor for any amounts paid by it under this Agreement. Guarantor permanently waives and shall not seek to exercise any of the following rights that it may have against Merchant, any other guarantor, or any collateral provided by Merchant or any other guarantor, for any amounts paid by it, or acts performed by it, under this Agreement: (i) subrogation; (ii) reimbursement; (iii) performance; (iv) indemnification; or (v) contribution. In the event that RCM must return any amount paid by Merchant or any other guarantor of the Guaranteed Obligations because that person has become subject to a proceeding under the United States Bankruptcy Code or any similar law, Guarantor's obligations under this Agreement shall include that amount.

Owner 1 Initials: DS GG

Owner 2 Initials:

IN WITNESS WHEREOF, the parties have executed this Security Agreement and Guaranty as of the date first written above:

FOR THE MERCHANT # 1
By: DocuSigned by: Gary Grieco
F7552[illegible]
Name: Gary Grieco
Title: CEO
SSN: 093327928

OWNER / GUARANTOR # 1
By: DocuSigned by: Gary Grieco
F7552[illegible]
Name: Gary Grieco
Title: CEO

FOR THE MERCHANT # 2
By:
Name:
Title:
SSN:

OWNER / GUARANTOR # 2
By:
Name:
Title:

AGREED AND ACCEPTED:
RESERVE CAPITAL MANAGEMENT

By:
Name:
Title:

Owner 1 Initials: DS GG
Owner 2 Initials:

APPENDIX A - FEE STRUCTURE

A. **Origination Fee:** $295.00 **(to cover underwriting and related expenses)**.

B. **ACH Program Fee:** $395.00 **(the ACH program is labor intensive and is not an automated process, requiring us to charge this fee to cover related costs).**

C. **Bank Fee:** Minimum bank fee of $195.00 or up to 10% of the funded amount.

D. **NSA Fee: $35.00 each occurrence** (up to TWO occurrences before a default is declared).

E. **Rejected ACH: $100.00** (if a merchant directs the bank to reject our debit ACH).

F. **Bank Change Fee: $50.00** (If a merchant requires a change of account to be debited requiring us to adjust our system).

G. **Unauthorized Account Fee: $5,000.00** (if a merchant blocks RCM's ACH debit of the Account, bounces more than 2 debits of the Account, or simultaneously uses multiple bank accounts or credit- card processors to process its receipts).

H. **Default Fee: $2,500.00** or up to 10% of the funded amount. (if a merchant changes bank accounts or switches to another credit- card processor without RCM's consent, or commits another default pursuant to the Agreement) or bounces more than 2 debits of the Account.

I. **Stacking Fee:** If the Merchant takes any further financing from any other finance/factoring company a fee of 10% of the purchased amount will be added to the Merchants current balance.

J. **Risk Assessment Fee: $249.00**

K. **UCC Fee: $195.00**

FOR THE MERCHANT # 1
By: DocuSigned by: Gary Grieco
F7562487A0324FB...

Name: Gary Grieco
Title: CEO
SSN: 093327928

FOR THE MERCHANT # 2
By: ______________________

Name: ______________________
Title: ______________________
SSN: ______________________

Owner 1 Initials: DS GG
Owner 2 Initials: ______

Dear Merchant,

Thank you for accepting this offer from Reserve Capital Management. We look forward to being your funding partner for as long as you need.

Daily ACH Program:
Reserve Capital Management will require viewing access to your bank account, each business day, in order to calculate the amount of your daily payment. Please be assured that we carefully safeguard your confidential information, and only essential personnel will have access to it.

Reserve Capital Management will also require viewing access to your bank account, prior to funding, as part of our underwriting process.

Please fill out the form below with the information necessary to access your account.

* Be sure to indicate capital or lower case letters.

Name of bank: bank of american

Bank portal website: www.bofa.com

Username: littleriver13

Password: avaCla1re?

Security Question/Answer 1: humane society

Security Question/Answer 2: gary

Security Question/Answer 3: mit

Any other information necessary to access your account:

____

____

Merchants preferred contact #: (843) 390-7900

Please note: In the event that we are unable to access your account, we will take a daily estimated payment. An additional $39 fee will be assessed for each day we don't have access.

ADDENDUM TO SECURED MERCHANT AGREEMENT

This Addendum is entered into a 6th day of July 2020, by and between RESERVE CAPITAL MANAGEMENT ("Reserve Capital Management") and Paradigm Convergence Technologies Corporation (the "Merchant").

1. Should any of the terms of this Addendum conflict with the terms of the agreement between Reserve Capital Management and the Merchant dated 07/06/2020 (the "Agreement"), then the terms of this Addendum shall govern and be controlling. Capitalized terms used herein but otherwise not defined, shall have the same definition as in the Agreement:

a. By signing below, the Merchant hereby requests and acknowledges that the Specified Percentage shall be revised to $7,450.00 per business Day (the "Daily Payment") which the parties agree is a good-faith approximation of the Specified Percentage, based on the Merchant's receipts due to Reserve Capital Management pursuant the Agreement. Merchant also specifically acknowledges that if for whatever reason any Daily Payment does not clear, then Reserve Capital Management has Merchant's consent to draw a make-up ACH payment from the bank account below or any other bank account that Merchant provides to Reserve Capital Management.

b. The Daily Payment is to be drawn via ACH payment, from the following bank account:

Account Number:	223019631360
Routing Number:	540570100
Account Name:	Paradigm Convergence Technologies Corporation
Bank Name:	Bank of America

c. At the Merchant's option, within five (5) business following the end of a calendar month, the Merchant may request a reconciliation to take place, whereby Reserve Capital Management may ensure that the cumulative amount remitted for the subject month via the Daily Payment is equal to the amount of the Specified Percentage. However, in order to effectuate this reconciliation, upon submitting the request for reconciliation to Reserve Capital Management – but in no event later than five (5) business days following the end of the calendar month- the Merchant must produce any and all evidence and documentation requested by Reserve Capital Management in its sole and absolute discretion, necessary to identify the appropriate amount of the Specified Percentage. The foregoing includes without limitation, any and all bank statements, merchant statements or other documents necessary to ascertain the amounts of the Specified Percentage, including login to the Merchant's bank account(s).

d. The Merchant specifically acknowledges that: (i) the Daily Payment and the potential reconciliation discussed above are being provided to the Merchant as a courtesy, and that Reserve Capital Management is under no obligation to provide same, and(ii)if the Merchant fails to furnish the requested documentation within five (5) business days.

e. In addition, if there are any issues debiting the bank account listed above, Merchant authorizes Reserve Capital Management to debit any and all accounts controlled by Merchant or controlled by any entity directed by Merchant up to the total amount, including but not limited to, all fees and charges, due from Merchant under the terms of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Addendum to the Agreement as of the date first set forth above.

FOR THE MERCHANT # 1:
DocuSigned by:
By: Gary Grieco Gary Grieco
Signature:
F75524B7A032478...

RESERVE CAPITAL MANAGEMENT:
By:

FOR THE MERCHANT # 2:
By:
Signature:

**This authorization is to remain in full force and effect until RESERVE CAPITAL MANAGEMENT receives written notification from the Merchant of its termination in such time and in such manner to afford RESERVE CAPITAL MANAGEMENT a reasonable opportunity to act on it. Revocation of this authorization prior to remittance of the balance owed pursuant to the Agreement shall constitute a breach thereunder.